Exhibit 23.2



                         CONSENT OF ERNST & YOUNG AUDIT
                                       AS
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the France Telecom U.S. Employee Shareholding - November 2004 Plan of our report dated February 12, 2004 (except for Note 33 for which the date is April 7, 2004) and our report dated March 4, 2003 with respect to the consolidated financial statements of France Telecom S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission on April 16, 2004.



ERNST & YOUNG Audit



Represented by Christian Chiarasini

Courbevoie, France
November 22, 2004